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                                                                   EXHIBIT 10.5

                            SHARE PURCHASE AGREEMENT

         This Share Purchase Agreement (this "AGREEMENT") is made and entered into as of November 14, 2003 by and between Resolution Holdings B.V., a Dutch corporation (the "SELLER") and Mitsubishi Chemical Corporation, a Japanese corporation (the "PURCHASER," Seller and Purchaser hereinafter referred to each as the "PARTY," and together as the "PARTIES").

                                   AGREEMENT

         The Parties hereby agree as follows:

         1.       TRANSFER AND SALE

         Subject to the terms and conditions of this Agreement, Seller agrees to transfer and sell nine hundred sixty thousand (960,000) shares of common stock (the "SHARES") of Japan Epoxy Resins Co., Ltd. (the "COMPANY") to Purchaser, and Purchaser agrees to purchase the Shares from Seller, as of the Closing Date (as defined below), and pay a purchase price of Two Billion Five Hundred Million Japanese Yen ((Y)2,500,000,000) (the "PURCHASE PRICE") in immediately available funds at the Closing (as defined below). The Purchase Price shall be paid in Japanese Yen by wire transfer of immediately available funds to the account specified in Exhibit A attached hereto on the Closing Date.

         2.       CLOSING

                (a)      CONDITIONS TO CLOSING

         Unless waived by the Party requiring satisfaction of the condition, the following shall be completed on or prior to the transfer and sale of the Shares pursuant to this Agreement (the "CLOSING"):

                    (i) Purchaser and Seller shall have executed the new joint venture agreement, in the form attached hereto as Exhibit B (the "2003 JVA");

                    (ii) Company and Resolution Research Nederland B.V., a wholly owned subsidiary of Seller, ("RRN") shall have executed the new technology license agreement, in the form attached hereto as Exhibit C (the "2003 TECHNOLOGY LICENSE AGREEMENT") and the new trademark license agreement, in the form attached hereto as Exhibit D (the "2003 TRADEMARK LICENSE AGREEMENT");

                    (iii) Company and Resolution Japan K.K., a wholly owned subsidiary of Seller, ("RJKK") shall have executed the new human resources management service agreement, in the form attached hereto as Exhibit E (the "2003 HR MANAGEMENT SERVICE AGREEMENT");

                    (iv) Purchaser, Seller and the Company shall have executed an acknowledgement regarding (x) the Lease Agreements between Purchaser and the Company dated June 30, 1979, August 1, 1979, July 1, 1982 and August 1, 1986, and (y) the Services and Utilities Agreement between Purchaser and the Company dated June 22, 1979, in the form attached hereto as Exhibit F (the "ACKNOWLEDGEMENT");

                    (v) Purchaser, RJKK and the Company shall have executed Amendment No. 4 to the Secondment Agreement among Purchaser, RJKK and the Company dated May 24, 1979 as amended from time to time (the "SECONDMENT Agreement") in the form attached hereto as Exhibit G ("AMENDMENT NO. 4 TO THE SECONDMENT AGREEMENT");

                    (vi) Seller shall have caused all directors of the Company nominated by Seller (Daisaku Higo, Kenji Kubo, Tsuyoshi Fujikawa and Takashi Tanaka, collectively, the "RPP DIRECTORS") to sign (x) resignation letters in the form attached hereto as Exhibit H (the "RESIGNATION LETTER") and (y) secrecy declarations in the form attached hereto as Exhibit I (the "SECRECY DECLARATIONS");
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                    (vii) Each of the representations and warranties of the
other Party contained in this Agreement shall be true in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true in all material respects only as of such date); and

                    (viii) There shall not have been issued or be in effect (x) any judgment, decree or order issued by any court of competent jurisdiction or
(y) any statute, rule or regulation enacted or promulgated by any legislative, administrative or regulatory body of competent jurisdiction that prohibits the consummation of the transactions contemplated hereby or makes such consummation illegal.

               (b)      CLOSING DATE; DELIVERY

         Subject to Section 2(a) above, the Closing shall occur at the office of the Purchaser at 33-8, Shiba 5-chome, Minato-ku, Tokyo, Japan on November 14, 2003 or such other location or date as may be agreed by the Parties (the "CLOSING DATE"). At the Closing:

                    (i) Seller shall deliver to Purchaser a certificate or certificates representing the Shares;

                    (ii) Seller shall deliver to Purchaser the Resignation Letters and the Secrecy Declarations; and

                    (iii) Purchaser shall deliver to Seller a copy of a payment order issued by the bank to which Purchaser has instructed the remittance of the Purchase Price pursuant to Section 1 above.

               (c)      COVENANTS OF SELLER AND/OR PURCHASER

       On or before the Closing Date, Seller shall and shall cause RRN or RJKK to, and Purchaser shall and shall cause the Company to execute the following agreements necessary for the sale by Seller and purchase by Purchaser of the Shares and the transfer of the Shares to Purchaser, as the case may be, and to take any and all other actions required by applicable law:

                    (i) The 2003 JVA between Seller and Purchaser;

                    (ii) The 2003 Technology License Agreement and the 2003 Trademark License Agreement between the Company and RRN;

                    (iii) The 2003 HR Management Service Agreement between the Company and RJKK;

                    (iv) The Acknowledgement among Seller, Purchaser and the Company; and

                    (v) Amendment No. 4 to the Secondment Agreement among RJKK, Purchaser and the Company.

         On or before the Closing Date, Seller shall cause the RPP Directors to sign the Resignation Letters and Secrecy Declarations. Promptly after the Closing, Purchaser shall cause the Company to file an amended Commercial Registry of the Company reflecting the removal of the RPP Directors with the appropriate Legal Affairs Bureau having jurisdiction over the Company.

         3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         In connection with the transfer of the Shares to Purchaser, Seller represents and warrants on the date hereof and on the Closing Date that:

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                  (a)      ORGANIZATION AND GOOD STANDING

         Each of Seller, RRN and RJKK (collectively, the "SELLER COMPANIES") is a company duly organized and validly existing under the laws of its jurisdiction of incorporation.

                  (b)      AUTHORIZATION

         Each of the Seller Companies has all requisite corporate power and authority to execute, deliver and perform this Agreement, the 2003 JVA and any other documents to be executed by any of the Seller Companies in connection with the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the 2003 JVA and any other documents to be executed by any of the Seller Companies in connection with the transactions contemplated hereby have been duly and validly authorized by the board of directors of each of the Seller Companies and by all other necessary corporate action on the part of each of the Seller Companies. Each of this Agreement, the 2003 JVA and any other documents to be executed by any of the Seller Companies in connection with the transactions contemplated hereby constitutes the legally valid and binding obligation of each of the Seller Companies, enforceable against each of the Seller Companies in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  (c)      NO CONFLICTS

         The execution, delivery and performance by each of the Seller Companies of its obligations under this Agreement, the 2003 JVA and any other documents to be executed by any of the Seller Companies in connection with the transactions contemplated hereby will not (i) violate, or constitute a breach or default under, any provision of its memorandum or articles of incorporation or equivalent constitutional document; (ii) result in a breach of, or give any third party a right to terminate or modify or result in the creation of any encumbrance under, any agreement, license or other instrument or of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound; or (iii) violate any law, statute or regulation or any injunction, order or decree of any government entity or court to which any of the Seller Companies is subject except to the extent, in each case, that such violation would not prohibit or materially impair the ability of any of the Seller Companies to perform its obligations under such agreements.

                  (d)      CONSENTS AND APPROVALS

         Except as set forth in Schedule 3(d), the execution, delivery and performance by any of the Seller Companies of this Agreement, the 2003 JVA and any other documents to be executed by any of the Seller Companies in connection with the transactions contemplated hereby will not require any consent, waiver, authorization or approval of, or the making of any filing with or giving of notice to, any person or entity, except for such consent, waivers, authorizations or approvals which the failure to obtain could not reasonably be expected to prohibit or have a material adverse effect on the ability of any of the Seller Companies to perform its obligations under such agreements.

                  (e)      OWNERSHIP OF SHARES

         Seller is the sole record and beneficial owner of the Shares and the Shares are free and clear of any liens or encumbrances (other than restrictions on transfer under applicable Japanese laws, the Company's Articles of Association and the Joint Venture Agreement dated as of September 10, 1999 by and between the Seller and Purchaser).

                  (f)      NO OTHER REPRESENTATIONS OR WARRANTIES

         The sale of the Shares shall be without representation or warranty by Seller, express or implied, except for the limited representations and warranties expressly set forth herein. Except for the representations and warranties contained in this Section 3, none of Seller, any affiliate of Seller, or any other person or entity (the "SELLER Entities") makes or has been authorized to make any express or implied representation or warranty, and Seller Entities hereby disclaim any express or implied representation or warranty, whether by any Seller Entity or any of their respective

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officers, directors, employees, agents, stockholders, subsidiaries (direct or indirect), partners, advisors, or representatives or any other person or entity, in connection with the delivery or disclosure to Purchaser or any of its officers, directors, employees, agents, advisors or representatives or any other person or entity of any documentation or other information regarding Seller Entities or Company. Except for the representations and warranties contained in Section 4 herein, Seller hereby acknowledges and agrees that Purchaser makes no representations and warranties whatsoever, express or implied, with respect to any matter relating to Company or Purchaser.

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         In connection with the transfer of the Shares to Purchaser, Purchaser represents and warrants on the date hereof and on the Closing Date that:

                  (a)      ORGANIZATION AND GOOD STANDING

         Purchaser is a company duly organized and validly existing under the laws of its jurisdiction of incorporation.

                  (b)      AUTHORIZATION

         Purchaser has all requisite corporate power and authority to execute, deliver and perform this Agreement, the 2003 JVA and any other documents to be executed by Purchaser in connection with the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the 2003 JVA and any other documents to be executed by Purchaser in connection with the transactions contemplated hereby have been duly and validly authorized by the board of directors of Purchaser and by all other necessary corporate action on the part of Purchaser. Each of this Agreement, the 2003 JVA and any other documents to be executed by Purchaser in connection with the transactions contemplated hereby constitutes the legally valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

                  (c)      NO CONFLICTS

         The execution, delivery and performance by Purchaser of its obligations under this Agreement, the 2003 JVA and any other documents to be executed by Purchaser in connection with the transactions contemplated hereby will not (i) violate, or constitute a breach or default under any provision of its memorandum or articles of incorporation or equivalent constitutional document; (ii) result in a breach of, or give any third party a right to terminate or modify or result in the creation of any encumbrance under, any agreement, license or other instrument or of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound; or (iii) violate any law, statute or regulation or any injunction, order or decree of any government entity or court to which Purchaser is subject except to the extent, in each case, that such violation would not prohibit or materially impair Purchaser's ability to perform its obligations under such agreements.

                  (d)      CONSENTS AND APPROVALS

         Except as set forth in Schedule 4(d), the execution, delivery and performance by Purchaser or Company of this Agreement, the 2003 JVA and any other documents to be executed by Purchaser or Company in connection with the transactions contemplated hereby will not require any consent, waiver, authorization or approval of, or the making of any filing with or giving of notice to, any person or entity, except for such consent, waivers, authorizations or approvals which the failure to obtain could not reasonably be expected to prohibit or have a material adverse effect on Purchaser or Company's ability to perform its respective obligations under such agreements.

                  (e)      NO OTHER REPRESENTATIONS OR WARRANTIES

         Except for the representations and warranties contained in this
Section 4, none of Purchaser, any affiliate of Purchaser, or any other person or entities (the "PURCHASER ENTITIES") makes or has been authorized to make any express or implied representation or warranty, and Purchaser Entities hereby disclaim any express or implied representation or warranty, whether by any Seller Entity or any of their respective officers, directors, employees, agents, stockholders, subsidiaries (direct or indirect), partners, advisors, or representatives or any other person or entity, in connection with the delivery or disclosure to Seller or any of its officers, directors, employees, agents, advisors or representatives or any other person or entity of any documentation or other information regarding Purchaser Entities or Company. Except for the representations and warranties contained in Section 3 herein, Purchaser hereby acknowledges and agrees that Seller makes no representations and warranties whatsoever, express or implied, with respect to any matter relating to Company or Seller.

         5.       TERMINATION

                  (a) Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated by this Agreement shall be terminated at any time prior to the Closing: (i) by either Party, exercisable by service of written notice of termination, if the Closing does not occur on or before November 14, 2003 for any reason other than those stipulated in Sections 5(a)(ii) and (iii) below; (ii) by Seller, exercisable by service of written notice of termination, if Purchaser materially breaches any of its representations, warranties, or obligations hereunder and such breach shall not have been cured or waived and Purchaser has not provided assurance satisfactory to Seller that such breach will be cured at or before the Closing; (iii) by Purchaser, exercisable by service of written notice of termination, if Seller materially breaches any of its representations, warranties, or obligations hereunder and such breach shall not have been cured or waived and Seller has not provided assurance satisfactory to Purchaser that such breach will be cured at or before the Closing; and otherwise may be terminated or extended at any time on or before the Closing by mutual consent in writing of Seller and Purchaser.

                  (b) A termination under Section 5(a) shall not relieve any Party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

         6.       INDEMNIFICATION

         Each Party agrees to indemnify and hold harmless the other Party and each of its affiliates, and their respective directors, officers, employees, affiliates, agents and assigns from and against any and all losses, actions, costs, damages, disbursements, expenses or liabilities of such other Party or any of its affiliates, directly or indirectly, as a result of, or based upon or arising from any breach of any of the representations, warranties or covenants made by the Party in this Agreement.

         7.       MISCELLANEOUS

                  (a)      GOVERNING LAW AND GOVERNING LANGUAGE

         This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the Parties hereto shall be governed, construed and interpreted in accordance with the laws of Japan, without giving effect to principles of conflicts of law. This Agreement has been drafted and executed only in English.

                  (b)      ENTIRE AGREEMENT; AMENDMENT

         Except as expressly set forth herein, this Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter herein and merges all prior discussions between them (including, but not limited to, the Letter of Intent dated October 20, 2003 between the Parties). No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the Parties to this Agreement.

                  (c)      NOTICES

         Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax (as evidenced by sender's confirmation receipt), international courier or certified

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or registered mail, with postage prepaid, and addressed to the Party to be notified at such Party's address as set forth below or as subsequently modified by written notice:

         If to Seller, to:

                        Attention:  Legal Counsel
                        Resolution Holdings B.V.
                        PO Box 606
                        3190 AN Hoogvliet Rt
                        The Netherlands
                        Facsimile:  +31-10-431-4649

         With a copy to:

                        Attention:  General Counsel
                        Resolution Performance Products Inc.
                        1600 Smith Street, 24th Floor
                        Houston, Texas  77002
                        U.S.A.
                        Facsimile:  +1(817) 375-2304

         If to Purchaser, to:

                        Attention: General Manager, Amenity Life Division Mitsubishi Chemical Corporation
                        Dai-ichi Tamachi Building
                        33-8, Shiba 5-chome
                        Minato-ku, Tokyo 108-0014
                        Japan
                        Facsimile:  +81(3)6414-3289

                  (d)      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                  (e)      FURTHER ASSURANCES

         In addition to the actions, documents, and instruments specially required to be taken or delivered by this Agreement, whether on or from time to time after the date hereof, and without further consideration, each Party shall use commercially reasonable efforts to, and shall use their commercially reasonable efforts to cause their respective affiliates to, take such other actions, and execute and/or deliver such other documents, information and instruments, as the other Party or its counsel may reasonably request in order to effectuate and perfect the transactions contemplated by this Agreement and the other documents required hereunder.

                  (f)      ARBITRATION

         All disputes arising in connection with this Agreement shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with such Rules. The country of arbitration shall be Japan and the place of arbitration shall be Tokyo. The language to be used in the arbitration proceedings shall be English.

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                  (g)      EXPENSES

         Each Party shall bear its own taxes and expenses, including legal fees, incurred by it in connection with this Agreement.

                  (h)      AMENDMENTS; WAIVERS

         This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of both Parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

                  (i)      SCHEDULES; EXHIBITS; INTEGRATION

         Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement.

                  (j)      NO ASSIGNMENT

         Neither this Agreement nor any rights or obligations under it may be assigned by either Party, by operation of law or otherwise.

                  (k)      CONFIDENTIALITY

                  All information disclosed in writing and designated in writing as confidential by any Party or its affiliate, agent, advisor or consultant or their respective directors, officers, partners and employees whether before or after the date hereof, in connection with the transactions contemplated by, or the discussions and negotiations preceding, this Agreement to any other Party or its affiliate, agent, advisor or consultant or their respective directors, officers, partners and employees shall be kept confidential by such other Party and its affiliate, agent, advisor or consultant or their respective directors, officers, partners and employees and shall not be used by any such persons other than as contemplated by this Agreement, except to the extent that such information (i) was known by the recipient when received, (ii) it is or hereafter becomes lawfully obtainable from other sources, (iii) is necessary or appropriate to disclose to a governmental entity having jurisdiction over the Parties, (iv) as may otherwise be required by law or (v) to the extent such duty as to confidentiality is waived in writing by the other Party. If this Agreement is terminated in accordance with its terms, each Party shall use all reasonable efforts to return upon written request from the other Party all documents (and reproductions thereof) received by it or its representatives from such other Party (and, in the case of reproductions, all such reproductions made by the receiving Party) that include information not within the exceptions contained in the first sentence of this Section 6(k), unless the recipients provide assurances reasonably satisfactory to the requesting Party that such documents have been destroyed.

                  (l)      PUBLIC DISCLOSURE

         Each of the Parties to this Agreement hereby agrees with the other Party hereto that, except as may be required to comply with the requirements of applicable law, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by both Parties hereto.

                  (m)      SEVERABILITY

         In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                            [Signature Page Follows]

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
         The Parties have executed this Share Purchase Agreement as of the date first set forth above.


                               RESOLUTION HOLDINGS B.V.


                               By:    /s/Jeffrey M. Nodland
                                      ---------------------
                               Name:  Jeffrey M. Nodland
                               Title: Authorized Representative,
                                      President and Chief Operating Officer
                                      of Resolution Performance Products Inc.



                               MITSUBISHI CHEMICAL CORPORATION


                               By:    /s/Ryuichi Sato
                                      ---------------
                               Name:  Ryuichi Sato
                               Title: Managing Director and Chief Operating
                                      Officer of Performance Products Segment

                                      S-1